Blue Sphere Corporation 8-K

Exhibit 10.2

BLUE SPHERE CORPORATION

CONVERTIBLE SENIOR DEBENTURE

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

PRINCIPAL AMOUNT:	$[___]
DEBENTURE NUMBER:	D-MAY-2017-[___]
ISSUANCE DATE:	[___], 2017
MATURITY DATE:	December 31, 2018

FOR VALUE RECEIVED, BLUE SPHERE CORPORATION, a Nevada corporation (the “Company”), as of [___], 2017 (the “Issuance Date”), hereby unconditionally promises to pay subject to the provisions stated herein to the order of [______] (“Holder”), in lawful money of and within the United States of America and in immediately available funds, up to USD $[_____] (the “Principal Amount”), together with accrued and unpaid interest (“Interest”) thereon, at December 31, 2018 (the “Maturity Date”).

This Convertible Senior Debenture (this “Debenture”) and all other identical Convertible Senior Debentures dated the date hereof (collectively, the “Debentures”) are issued in connection with and in accordance with a Debenture Refinance and Purchase Agreement, dated [ ], 2017, by and among the Company, the debenture holders signatory thereto, and Mstead Ltd (the “Refinance Agreement”), a copy of which agreement is available for inspection at the Company’s principal office. Notwithstanding any provision to the contrary contained herein, this Debenture is subject and entitled to certain terms, conditions, covenants and agreements contained in the Refinance Agreement. Any transferee of this Debenture, by its acceptance hereof, assumes the obligations of the Holder in the Refinance Agreement with respect to the conditions and procedures for transfer of this Debenture. Reference to the Refinance Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both Principal Amount and Interest.

1.	Principal Repayment; Interest Repayment.

(a)           Repayment of the Principal Amount by the Company to the Holder shall be made in full no later than the Maturity Date; provided that before making any repayment that will occur before the Maturity Date, the Company shall provide notice to the Holder at least five (5) business days prior to the date specified for repayment in such notice, and the Holder shall have the right, during such period and through the date immediately preceding the date specified for such repayment, to deliver a Conversion Notice pursuant to Section 2 hereof. Any repayment of the Principal Amount by the Company pursuant to this Section 1(a) must be in full, unless otherwise agreed to in writing by the Holder.

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(b)           Interest shall accrue on the outstanding principal balance of this Debenture for the period beginning on the Issuance Date of this Debenture through and including the Maturity Date, unless redeemed pursuant to the terms hereof, at a rate of eleven percent (11%) per annum. All Interest payable under this Debenture shall be paid quarterly in arrears on or before the fifteenth (15th) day of each month following the end of the calendar quarter throughout the term of this Debenture Agreement with the first interest payment due at the end of the first calendar quarter after closing, and each calendar quarter thereafter.

(c)           This Debenture is, for so long as it is outstanding, subject to the terms and conditions set forth in the Pledge Agreement between the Company and Subscriber dated as of the date hereof (the “Pledge Agreement”).

2.	Optional Conversion.

(a)           On or after the six (6) month anniversary of the Issuance Date, Holder may, at any time that is not less than ten (10) days prior to the Maturity Date, deliver a dated and signed notice to the Company (a “Conversion Notice”), a copy of which is attached hereto, of its election to convert some or all of the outstanding Principal Amount and accrued but unpaid interest into shares of the Company’s common stock, $0.001 par value per share (“Common Stock”). The Holder shall have the right to deliver one (1) or more Conversion Notices to the Company in accordance with this Section 2.

(b)           The “Conversion Price” shall be the lesser of (i) 80% of the price per combination of Common Stock and warrants to purchase shares of Common Stock offered in the Public Offering, less the closing price of such warrants on the first day of the Uplist, or (ii) an amount that is equal to 80% of the volume weighted average price (VWAP), calculated using the five (5) trading days immediately following the Uplist.

(c)           For the purposes of this Debenture, the “Uplist” shall mean the initial listing on [ ], 2017 of the Company’s Common Stock on The NASDAQ Capital Market, and the “Public Offering” shall mean the Company’s public offering of its Common Stock and warrants to purchase shares of Common Stock, as fully contemplated in the Company’s Registration Statement on Form S-1, as amended, filed with the U.S. Securities and Exchange Commission under Registration No. 333-215110.

(d)           The number of shares of Common Stock that shall be issuable upon any conversion pursuant to a Conversion Notice shall equal the number derived by dividing the amount of the Principal Amount and accrued but unpaid interest that the Holder elects to convert to Common Stock (the “Conversion Amount”) by the Conversion Price. The Conversion Notice shall be deemed delivered to the Company on a date based on the form of delivery, in each case in accordance with Section 9.

(e)           The issuance of shares of the Company’s Common Stock and delivery of certificates representing such shares shall be made promptly following the Company’s receipt of the Conversion Notice, and without charge to the Holder. Immediately upon the issuance of shares of Common Stock pursuant to a Conversion Notice, the Principal Amount of the Debenture shall be automatically amended to subtract the Principal Amount of the Debenture converted, as set forth on such Conversion Notice.

(f)            If a timely Conversion Notice is not received by the Company, the Debenture shall be subject to repayment as set forth in Section 1(a). If a Conversion Notice is received by the Company after the deadline for such notice, the Company may, in its sole discretion, waive the deadline for such notice, or deem the Debenture to be subject to repayment as set forth in Section 1(a).

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(g)           Immediately upon the satisfaction of the Principal Amount and all interest due under the Debenture, whether such satisfaction is by conversion, repayment, or a combination of both, the Debenture and any and all obligations of the Company thereunder, including the Pledge Agreement, shall be automatically terminated.

3.            Place of Payment; Application of Payments. All Principal Amount and Interest due hereunder shall be payable to Holder in United States Dollars to such bank account as shall be designated by Holder in immediately available funds or as otherwise specified to the Company in writing. Payment on this Debenture shall be applied first to any expenses of collection, then to accrued interest, and thereafter to the outstanding principal balance hereof.

4.            Default. The occurrence of any of the following events of default shall each constitute and be an “Event of Default” under this Debenture:

(a)           Bankruptcy or insolvency of the Company;

(b)           The Company’s failure to pay any of the Principal Amount due under this Debenture on the date the same becomes due and payable, or any accrued Interest or other amounts due under this Debenture after the same becomes due and payable;

(c)           Breach of any material covenant or agreement contained in this Debenture and such breach remains uncured for a period of fifteen (15) days after written notice thereof is received by the Company from Holder;

(d)           The dissolution of the Company or any vote in favor thereof by the board of directors (or similar governing body) and/stockholders of the Company; and

(e)           The Company makes an assignment for the benefit of creditors, or files an application for the appointment of a receiver or similar official with respect to it or any substantial part of its assets.

Upon the occurrence of an Event of Default, the unpaid Principal Amount, all unpaid accrued Interest thereon and all other amounts owing hereunder may, at the option of Holder, become immediately due and payable to Holder, provided, however, that upon the occurrence of an Event of Default described in Section 4(a), all indebtedness of the Company to Holder shall become immediately due and payable without any action of Holder.

5.            Adjustments.

(a)           Adjustment for Subdivisions, Combinations and Other Issuances. If the outstanding shares of Common Stock are divided into a greater number of shares, by forward stock split or otherwise, if a dividend in stock is paid on the Common Stock, or if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, by reverse stock split or otherwise, then the Conversion Price will be proportionately adjusted. The adjustments provided for in this Section 5(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on conversion of the Debenture nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 5(a).

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(b)          Adjustment for Merger, Consolidation, Reclassification, Reorganization, Etc. In case of any change in Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of all or substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the Holder will have the right thereafter to receive upon conversion of this Debenture the kind and amount of shares of stock or other securities or property to which the Holder would have been entitled if, immediately prior to such event, the Holder had held the number of shares then-obtainable upon the conversion of this Debenture. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock deliverable upon the conversion of this Debenture. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the Holder agrees to comply with the provisions of this Debenture.

(c)          Adjustment Upon Issuance of Common Stock.

(i)           Except as provided in Section 5(c)(ii) and except in the case of an event described in either Section 5(c)(iv) or Section 5(c)(v), if the Company shall, at any time or from time to time after the Issuance Date, issue or sell, or in accordance with Section 5(c)(iii) is deemed to have issued or sold, any shares of Common Stock without consideration or for consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale), the Conversion Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to a Conversion Price equal to the quotient obtained by dividing:

(A)       the sum of (1) the product obtained by multiplying the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) by the Conversion Price then in effect plus (2) the aggregate consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale); by

(B)       the sum of (1) the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (2) the aggregate number of shares of Common Stock issued or sold (or deemed issued or sold) by the Company in such issuance or sale (or deemed issuance or sale).

(ii)          Anything herein to the contrary notwithstanding, there shall be no adjustment to the Conversion Price with respect to any Excluded Issuance.

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(iii)         For purposes of determining the adjusted Conversion Price under Section 5(c)(i) hereof, the following shall be applicable:

(A)       If the Company shall, at any time or from time to time after the Issuance Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Options, whether or not such Options or the right to convert or exchange any Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and the lowest price per share (determined as provided in this paragraph and in Section 5(c)(iii)(E)) for which any one share of Common Stock is issuable upon the exercise of any such Option or upon the conversion or exchange of any Convertible Security issuable upon the exercise of any such Option is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then such share of Common Stock issuable upon the exercise of such Option or upon conversion or exchange of such Convertible Security issuable upon the exercise of such Option shall be deemed to have been issued as of the date of granting or sale of such Options (and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price under Section 5(c)(i)), at a price per share equal to such lowest price per share. For purposes of this Section 5(c)(iii)(A) , the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Option or upon the conversion or exchange of any Convertible Security issuable upon the exercise of any such Option shall be equal to the sum (which sum shall constitute the applicable consideration received for purposes of Section 5(c)(i)) of the lowest amounts of consideration, if any, received or receivable by the Company as consideration with respect to any one share of Common Stock upon each of (1) the granting or sale of the Option, plus (2) the exercise of the Option, plus (3) in the case of an Option which relates to Convertible Securities, the issuance or sale of the Convertible Security and the conversion or exchange of the Convertible Security. Except as otherwise provided in Section 5(c)(iii)(C), no further adjustment of the Conversion Price shall be made upon the actual issuance of Common Stock or of Convertible Securities upon exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of Convertible Securities issuable upon the exercise of such Options.

(B)       If the Company shall, at any time or from time to time after the Issuance Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the right to convert or exchange any such Convertible Securities is immediately exercisable, and the lowest price per share (determined as provided in this paragraph and in Section 5(c)(iii)(E)) for which one share of Common Stock is issuable upon the conversion or exchange of any such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Convertible Securities, then such share of Common Stock issuable upon conversion or exchange of such Convertible Security shall be deemed to have been issued as of the date of granting or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price under Section 5(c)(i)), at a price per share equal to such lowest price per share. For purposes of this Section 5(c)(iii)(B), the lowest price per share for which any one share of Common Stock is issuable upon the conversion or exchange of any such Convertible Security shall be equal to the sum (which sum shall constitute the applicable consideration received for purposes of Section 5(c)(i)) of the lowest amounts of consideration, if any, received or receivable by the Company as consideration with respect to any one share of Common Stock upon each of (1) the granting or sale of the Convertible Security, plus (2) the conversion or exchange of the Convertible Security. Except as otherwise provided in Section 5(c)(iii)(C), no further adjustment of the Conversion Price shall be made upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities or by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of this Section 5(c)(iii).

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(C)       Upon any change in any of (1) the lowest amounts of consideration, if any, received or receivable by the Company as consideration with respect to any one share of Common Stock upon the granting or sale of any Options or Convertible Securities referred to in Section 5(c)(iii)(A) or Section 5(c)(iii)(B) hereof, (2) the lowest amounts of additional consideration, if any, payable to the Company with respect to any one share of Common Stock upon exercise of any Options or upon the issuance, conversion or exchange of any Convertible Securities referred to in Section 5(c)(iii)(A) or Section 5(c)(iii)(B) hereof, (3) the rate at which Convertible Securities referred to in Section 5(c)(iii)(A) or Section 5(c)(iii)(B) hereof are convertible into or exchangeable for Common Stock, or (4) the maximum number of shares of Common Stock issuable in connection with any Options referred to in Section 5(c)(iii)(A) hereof or any Convertible Securities referred to in Section 5(c)(iii)(B) hereof (in each case, other than in connection with an Excluded Issuance), then (whether or not the original issuance or sale of such Options or Convertible Securities resulted in an adjustment to the Conversion Price pursuant to this Section 5(c)) the Conversion Price in effect at the time of such change shall be adjusted or readjusted, as applicable, to the Conversion Price which would have been in effect at such time pursuant to the provisions of this Section 5(c) had such Options or Convertible Securities still outstanding provided for such changed consideration, conversion rate or maximum number of shares, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment or readjustment the Conversion Price then in effect is reduced.

(D)       Upon the expiration or termination of any unexercised Option (or portion thereof) or any unconverted or unexchanged Convertible Security (or portion thereof) for which any adjustment (either upon its original issuance or upon a revision of its terms) was made pursuant to this Section 5(c) (including without limitation upon the redemption or purchase for consideration of all or any portion of such Option or Convertible Security by the Company), the Conversion Price then in effect hereunder shall forthwith be changed pursuant to the provisions of this Section 5(c) to the Conversion Price which would have been in effect at the time of such expiration or termination had such unexercised Option (or portion thereof) or unconverted or unexchanged Convertible Security (or portion thereof), to the extent outstanding immediately prior to such expiration or termination, never been issued.

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(E)       If the Company shall, at any time or from time to time after the Issuance Date, issue or sell, or is deemed to have issued or sold in accordance with Section 5(c)(iii), any shares of Common Stock, Options or Convertible Securities: (1) for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor; (2) for consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the market price (as reflected on any securities exchange, quotation system or association or similar pricing system covering such security) for such securities as of the end of business on the date of receipt of such securities; (3) for no specifically allocated consideration in connection with an issuance or sale of other securities of the Company, together comprising one integrated transaction, the amount of the consideration therefor shall be deemed to be the fair value of such portion of the aggregate consideration received by the Company in such transaction as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued in such transaction; or (4) to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued to such owners. The net amount of any cash consideration and the fair value of any consideration other than cash or marketable securities shall be determined in good faith jointly by the Board of Directors of the Company and the Holder.

(F)        For purposes of any adjustment to the Conversion Price in accordance with this Section 5(c), in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be; provided, that if before the distribution to its holders of Common Stock the Company legally abandons its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(G)       The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof or the transfer of such shares among the Company and its wholly-owned subsidiaries) shall be considered an issue or sale of Common Stock for the purpose of this Section 5(c).

(H)       For purposes of this Section 5(c):

“Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchange for Common Stock, but excluding Options.

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“Excluded Issuances” means any issuance or sale (or deemed issuance or sale in accordance with Section 5(d)(iii)) by the Company after the Issuance Date of: (1) shares of Common Stock issued upon the conversion of this Debenture; (2) shares of Common Stock (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations) issued directly or upon the exercise of Options to directors, officers, employees, or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company, in each case authorized by the Board of Directors of the Company and issued pursuant to the Company’s Global Share and Options Incentive Enhancement Plan (2016) (including all such shares of Common Stock and Options outstanding prior to the Issuance Date); or (3) shares of Common Stock issued upon the conversion or exercise of Options (other than Options covered by clause (2) above) or Convertible Securities issued prior to the Issuance Date, provided that such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

6.            Covenants.

(a)           Use of Proceeds. The Company shall use the net cash proceeds loaned to the Company pursuant to this Debenture for working capital and general corporate purposes, provided however, the Company shall have broad discretion in the application of the net proceeds allocated to working capital and general corporate purposes.

(b)           Compliance with Agreements. The Company shall perform and observe, or cause to be performed or observed, as the case may be, all of the provisions in its certificate of incorporation, its by-laws, and the obligations pursuant to the terms, agreements, and covenants of this Debenture and all documents and agreements executed or delivered in connection with this Debenture. The Company expressly represents that the Company has the full power and authority to deliver this Debenture that this Debenture has been duly authorized, executed, and delivered by the Company, and that the Company’s obligations under this Debenture are legal, valid, binding, and enforceable, absolute, and unconditional.

(c)           Preservation of Corporate Existence and Business. The Company shall use its best efforts to preserve intact its present business organization, rights, and privileges and present goodwill and, to the best of its ability, its relationships existing with other parties and shall at all times cause to be done all things necessary to maintain, preserve, and renew its corporate existence in the State of Nevada, and shall observe and conform with all valid requirements of such governmental authorities relating to the conduct of the business of the Company, the failure of which would have a material adverse effect upon the Company’s business or financial condition. The Company shall maintain and keep in force all material licenses, permits and agreements necessary to the conduct of its businesses.

(d)           Maintenance of Properties. The Company shall maintain and keep its properties, real and personal, in good repair, working order, and condition, and from time to time make all necessary or desirable repairs, renewals, and replacements, so that its business may be properly and advantageously conducted at all times.

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(e)           Compliance with Obligations, Laws, etc. The Company shall comply with all of the obligations which it has incurred or to which it becomes subject pursuant to any contract or agreement, whether oral or written, express or implied, the breach of which might have a material adverse effect upon its business or financial condition, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves have been set aside on its books with respect thereto. The Company shall comply with all applicable laws, rules, and regulations of all governmental authorities.

(f)            Books of Account. The Company will, and will cause each of its subsidiaries to, at all times maintain books of account in which its financial transactions are duly recorded in conformance with generally accepted accounting principles.

(g)           Unconditional Obligation; No Waiver. The obligations to make payments provided for in this Debenture are absolute and unconditional and are not subject to any defense, set-off counterclaim, rescission, recoupment, or adjustment whatsoever. No forbearance, indulgence, delay, or failure to exercise any right or remedy with respect to this Debenture shall operate as a waiver or as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or exercise of any other right or remedy.

7.            Waiver and Arbitration. TO THE FULLEST EXTENT PERMITTED BY LAW, HOLDER AND THE COMPANY AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (i) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS DEBENTURE, ANY RELATED AGREEMENTS OR INSTRUMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THEM, (ii) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED, OR (iii) MAKE ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE, OR SPECIAL DAMAGES. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY HOLDER AND THE COMPANY, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER HOLDER NOR THE COMPANY HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THE COMPANY WAIVES PRESENTMENT AND WRITTEN DEMAND FOR PAYMENT, NOTICE OF DISHONOR, PROTEST, AND NOTICE OF PROTEST OF THIS DEBENTURE.

All disputes arising under this Debenture shall be governed by and interpreted in accordance with the laws of the State of Nevada, without regard to principles of conflict of laws. The parties to this Debenture shall submit all disputes arising under this Debenture to arbitration in New York, New York before a single arbitrator of the American Arbitration Association (the “AAA”). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the State of New York. No party hereto will challenge the jurisdiction or venue provisions as provided in this Section 7. Nothing in this Section 7 shall limit the Holder’s right to obtain an injunction for a breach of this Debenture from a court of law. Any injunction obtained shall remain in full force and effect until the arbitrator fully adjudicates the dispute.

8.            Attorney’s Fees; Collection Costs. If there has been an Event of Default by the Company hereunder, Holder shall be entitled to receive and the Company agrees to pay all costs of enforcement and collection incurred by Holder, including, without limitation, reasonable attorney’s fees relating thereto.

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9.             Notices. Unless otherwise specified herein, all notices, requests, demands, claims and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or email transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the addresses set forth in the Refinance Agreement (or to such other addresses which such party shall subsequently designate in writing to the other party).

10.           No Waivers of Holder’s Rights. No failure or delay by Holder in exercising any right, power, or privilege hereunder or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies in this Debenture provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

11.           Record Ownership. The Company or its attorney shall maintain a register of the Holder of the Debentures (the “Register”) showing their names and addresses and the serial numbers and principal amounts of Debentures issued to them. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is exclusively entitled to receive payments on this Debenture, receive notifications with respect to this Debenture and otherwise exercise all of the rights and powers as the absolute owner hereof.

12.           Worn or Lost Debenture. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the Debenture if the Holder so requests by written notice to the Company.

13.           Amendments. Neither this Debenture nor any provision hereof may be waived, discharged or terminated except by a written instrument signed by the Holder. Neither this Debenture nor any provision hereof may be amended except by a written instrument signed by the Holder and the Company.

14.           Transferability. This Debenture has been issued by the Company for the sole benefit of Holder and may not be sold, transferred or otherwise assigned without the prior written consent of the Company, such consent not to be unreasonably withheld, and the Holder agrees not to take any actions which would cause any third party to have such an interest in this Debenture.

15.           Assignment. The rights and obligations of the Company and Holder shall be binding upon any entity which becomes the successor of the Company or which otherwise assumes the Company’s obligations hereunder.

16.           Partial Invalidity. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Debenture shall not affect the validity or enforceability of the remaining portions of it.

17.           Captions. The captions and headings of the various sections and subsections of this Debenture are provided for’ convenience only and shall not be construed to modify the meaning of such sections or’ subsections.

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18.           Entire Agreement. This Debenture and the documents and any agreements executed in connection herewith constitute the ‘final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

[Signature Page Follows]

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THIS DEBENTURE HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK, UNITED STATES OF AMERICA. THIS DEBENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

BLUE SPHERE CORPORATION

By:
Name:	Shlomi Palas
Title:	Chief Executive Officer

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EXHIBIT A

NOTICE OF CONVERSION

(To Be Signed Only Upon Conversion of the Debenture)

The undersigned, the holder of the foregoing Convertible Secured Debenture dated ________, 2017 (the “Debenture”), hereby surrenders such Debenture for conversion into shares of Common Stock of Blue Sphere Corporation to the extent of the Conversion Amount of $ _______________, representing unpaid Principal Amount and accrued but unpaid interest of such Debenture, and requests that the certificates for such Common Stock be issued in the name of, and delivered to:

At the following address:

Calculation:

Principal Amount of Debenture to be Converted

Unpaid & Accrued Interest on Principal Amount of Debenture to be Converted	+

Conversion Amount	=

Conversion Price	÷

Number of Shares of the Company’s Common Stock to be Issued	=

The date of this Conversion Notice is: ____________________________________

(Signature must conform in all respects to name of holder as specified on the face of the Debenture)

(Address)

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